UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 27, 2012

DAKOTA GOLD CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53630	20-5859893
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
701 N. Green Valley Parkway, Suite 200
Henderson, NV
(Address of Principal Executive Offices)

89074
(Zip Code)

(702) 990 3382
(Registrant’s Telephone Number, Including Area Code)

____________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 27, 2012, Dakota Gold Corp. (the “Registrant”) had its bridge loan in the original principal amount of $84,000 accruing interest at 5% per year extended by the holder.  The previous bridge loan which was due August 20, 2012 was renewed into a new loan of $88,200 plus an additional $20,000 for a total loan amount of $108,200 bearing interest at 5% per year and being due on August 20, 2013.  The unsecured loan may be repaid in its entirety including the outstanding interest earlier than August 20, 2013 as long as the Company advises the lender of such intent to repay 15 days in advance.

For all the terms and conditions of the bridge note reference is hereby made to such document annexed hereto as Exhibit 10.5. All statements made herein concerning the foregoing document is qualified by reference to said Exhibit.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit 10.5	Bridge Loan dated August 27, 2012 in the original principal amount of $108,200

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dakota Gold Corp.
(Registrant)

By: /s/ Herb Duerr
Name: Herb Duerr Title: President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director

Date:  August 31, 2012